For more information, contact:
Robert D. Sznewajs
President & CEO
(503) 598-3243

Anders Giltvedt
Executive Vice President & CFO
(503) 598-3250

West Coast Bancorp Reports First Quarter 2010 Results

•	First quarter 2010 net loss was $.9 million, a reduction from a $23.6 million net loss in the same quarter in 2009 and a net loss of $48.9 million in the final quarter of 2009.

•	West Coast Bancorp successfully raised $10.0 million in an oversubscribed rights offering, with net proceeds of $9.3 million contributed to West Coast Bank.

•	West Coast Bank’s regulatory capital ratios have improved significantly, including an increase in its total capital ratio to 16.50% at March 31, 2010, from 10.68% a year earlier.

•	Non-performing assets of $130.7 million have declined for four consecutive quarters and have been reduced by $84.8 million or 39% since march 31, 2009.

•
First quarter 2010 average core deposits (total deposits less term deposits) increased $169.4 million or 12% from the same quarter in 2009, and the average rate paid on total deposits declined to .83% from 1.31%.

•	Strong capital resources and balance sheet liquidity coupled with excellent products and expertise positions the company well for growing its loan portfolio going forward.

Lake Oswego, OR – April 26, 2010 – West Coast Bancorp (NASDAQ: WCBO) (“Bancorp” or “Company”) today announced a net loss of $.9 million or $.01 per diluted share for the first quarter of 2010 compared to a net loss for first quarter 2009 of $23.6 million or $1.51 per diluted share. The improved year-over-year first quarter result was due to significantly lower credit costs, including a $15.5 million decrease in the provision for credit losses and a $2.7 million decline in OREO valuation adjustments and losses upon dispositions, coupled with the effect in first quarter 2009 of a goodwill impairment charge of $13.1 million. The Company’s tax benefit in the quarter ended March 31, 2010 declined to $.8 million from $10.4 million in the same quarter last year due primarily to continued requirement for a valuation allowance against the majority of our deferred tax assets.

“The operating results of the first quarter of 2010 continued several favorable trends that began last year. These trends include the ongoing reduction in the Company’s exposure to real estate construction loans to the current 5% of total loans, a steady decline in nonperforming assets, the allowance for credit losses increasing to 48% of nonperforming loans, and further improvement in our key capital ratios”, said Robert D. Sznewajs, President and CEO. “In addition, the Company had its best quarter in growing new consumer and business checking accounts in several years. Our net interest margin expanded 33 basis points from the fourth quarter of 2009 to 3.38% as our nonperforming assets declined and we continued to reduce higher cost deposits. Also, operating expenses in the quarter were well controlled. I am pleased with our progress in all of these areas, but there is still much to do as the economy, while appearing to be stabilizing, is still challenged by high unemployment and lower real estate values.

WEST COAST BANCORP REPORTS FIRST QUARTER 2010 RESULTS
April 26, 2010

Capital Raising Activities Significantly Bolstered Regulatory Capital Ratios

During first quarter 2010, the Company completed a successful, oversubscribed rights offering in which it sold 5.0 million common shares for gross proceeds of $10.0 million to existing shareholders as of record on January 19, 2010. The net proceeds from the rights offering of $9.3 million were contributed to West Coast Bank.

Also during the first quarter, mandatorily convertible Series A preferred stock issued in the Company's October 2009 private capital raise converted into 71.4 million common shares following receipt of shareholder approvals relating to the transactions.  For information regarding outstanding common shares at March 31, 2010, on an actual and diluted basis, please see table 20.

Table 1 below shows regulatory capital ratios for Bancorp and the Bank at March 31, 2009 and 2010, and at December 31, 2009, illustrating significant improvement as a result of the private capital raise, rights offering, and material reduction in risk-weighted assets.

Table 1
SELECTED INFORMATION

Risk Based Capital Ratios
	March 31, 2010	March 31, 2009	Change	December 31, 2009	Change
West Coast Bancorp
Tier 1 capital ratio	15.88%	9.72%	6.16	7.17%	8.71
Total capital ratio	17.14%	10.97%	6.17	9.13%	8.01
Leverage ratio	11.57%	9.19%	2.38	5.37%	6.20

West Coast Bank
Tier 1 capital ratio	15.24%	9.43%	5.81	14.11%	1.13
Total capital ratio	16.50%	10.68%	5.82	15.37%	1.13
Leverage ratio	11.16%	8.92%	2.24	10.57%	0.59

Selective performance ratios
Return on average equity	-1.42%	-48.54%	47.12	-75.54%	74.12
Return on average assets	-0.13%	-3.85%	3.72	-7.06%	6.93
Efficiency ratio	78.41%	143.24%	64.83	179.86%	101.45

Share and Per Share Figures
(Shares in thousands)	Quarter ended March 31, 2010	Quarter ended March 31, 2009	Change
Common shares outstanding at period end[1]	92,077	15,687	76,390
Loss per diluted share	$(0.01)	$(1.51)	$1.50
Book value per common share	$2.60	$11.13	$(8.53)

[1]	For additional information regarding outstanding shares please see table 20.

WEST COAST BANCORP REPORTS FIRST QUARTER 2010 RESULTS
April 26, 2010

Balance Sheet Overview

Over the past year the Company’s loan portfolio contracted significantly and total equity increased considerably. These changes caused interest bearing deposits in other banks and investment securities balances to expand rapidly and collectively represented 33% of total earning assets at March 31, 2010, up from 12% twelve months earlier, evidencing a very strong liquidity position.

As shown in table 2 below, total loan balances declined $331.5 million or 17% from March 31, 2009 to $1.67 billion at March 31, 2010. The contraction reflected the lingering economic downturn, which reduced loan demand, as well as capital management strategies in place during 2009. Additionally, the Company improved its loan portfolio risk profile over the past twelve months. The real estate construction loan portfolio contracted $160.2 million or 65% over this period and measured a modest 5% of total loans at quarter end, down from its peak of 24% at year end 2007. The Company also successfully exited a number of higher risk rated loans in the most recent quarter, which particularly affected commercial loan balances which declined $120.1 million or 26% from March 31, 2009. A decline in borrower commitment utilization and loan demand also contributed to the reduction in commercial loan balances.

Table 2
PERIOD END LOANS
(Dollars in thousands)	Mar. 31,	% of	Mar. 31,	% of	Change		Dec. 31,	% of
	2010	total	2009	total	Amount	%	2009	total
Commercial loans	$342,385	21%	$462,466	23%	$(120,081)	-26%	$370,077	21%
Commercial real estate construction	23,554	1%	87,561	3%	(64,007)	-73%	29,574	2%
Residential real estate construction	60,879	4%	157,050	9%	(96,171)	-61%	69,736	4%
Total real estate construction loans	84,433	5%	244,611	12%	(160,178)	-65%	99,310	6%
Mortgage	74,613	4%	83,889	4%	(9,276)	-11%	74,977	4%
Nonstandard mortgage	18,233	1%	26,111	1%	(7,878)	-30%	20,108	1%
Home equity	277,527	17%	281,186	15%	(3,659)	-1%	279,583	17%
Total real estate mortgage	370,373	22%	391,186	20%	(20,813)	-5%	374,668	22%
Commercial real estate loans	853,180	51%	879,394	44%	(26,214)	-3%	862,193	50%
Installment and other consumer loans	16,562	1%	20,794	1%	(4,232)	-20%	18,594	1%
Total	$1,666,933		$1,998,451		$(331,518)	-17%	$1,724,842

Yield on loans	5.44%		5.20%		0.24		5.19%

WEST COAST BANCORP REPORTS FIRST QUARTER 2010 RESULTS
April 26, 2010

Over the past twelve months the Company’s interest bearing deposits in other banks and investment securities portfolio collectively grew $554.6 million to $814.1 million at March 31, 2010. In addition to increasing interest-bearing deposits in other banks, the Company invested cash from loan payments and capital raising activities primarily in mortgage-backed securities and U.S. Government Agency securities. These securities were purchased to manage the Company’s interest rate sensitivity position while providing sufficient cash flows for future loan growth. The expected duration of the investment securities portfolio, excluding Federal Home Loan Bank of Seattle (“FHLB”) stock, was relatively modest at 2.7 years at quarter end.

Table 3
PERIOD END CASH EQUIVALENTS AND INVESTMENT SECURITIES
(Dollars in thousands)	Mar. 31,	% of	Mar. 31,	% of	Change		Dec. 31,	% of
	2010	total	2009	total	Amount	%	2009	total
Cash equivalents:
Federal funds sold	$3,859	1%	$775	0%	$3,084	398%	$20,559	3%
Interest-bearing deposits in other banks	238,680	29%	25,131	10%	213,549	850%	234,830	28%
Total cash equivalents	242,539	30%	25,906	10%	216,633	836%	255,389	31%

Investment securities:
U.S. Treasury securities	24,849	3%	219	0%	24,630	11247%	25,007	3%
U.S. Government Agency securities	136,208	17%	18,195	7%	118,013	649%	103,988	13%
Corporate securities	10,231	1%	7,885	3%	2,346	30%	9,753	1%
Mortgage-backed securities	330,849	41%	130,507	50%	200,342	154%	344,294	42%
Obligations of state and political sub.	60,111	7%	71,847	28%	(11,736)	-16%	70,018	9%
Equity investments and other securities	9,352	1%	5,015	2%	4,337	86%	9,217	1%
Total investment securities	571,600	70%	233,668	90%	337,932	145%	562,277	69%

Total cash equivalents and investment securities	$814,139	100%	$259,574	100%	$554,565	214%	$817,666	100%

Tax equivalent yield on cash equivalents and investment securities	2.34%		5.13%		(2.79)		2.01%

WEST COAST BANCORP REPORTS FIRST QUARTER 2010 RESULTS
April 26, 2010

First quarter 2010 average total deposits of $2.09 billion increased 5% or $107.1 million from the same quarter in 2009. Most important, however, as a result of targeted marketing efforts and aided by government programs providing unlimited deposit insurance on certain deposit accounts, low cost core demand, savings and money market deposit categories grew $169.5 million or 12%. With significant balance sheet liquidity, we elected to reduce higher cost time deposit balances, which resulted in a $62 million reduction in that category over the same period. The decline in time deposit balances was attributable to public time deposit balances contracting $103.6 million. Our actions further improved the Company’s deposit mix and, combined with deposit pricing strategies, reduced the average rate paid on total deposits to .83% representing a decline of 48 basis points from 1.31% in first quarter 2009.

Table 4
QUARTERLY AVERAGE DEPOSITS BY CATEGORY
(Dollars in thousands)	Q1	% of	Q1	% of	Change		Q4	% of
	2010	total	2009	total	Amount	%	2009	total
Demand deposits	$519,492	25%	$469,667	24%	$49,825	11%	$539,547	25%
Interest bearing demand	321,070	15%	265,383	13%	55,687	21%	316,584	15%
Savings	98,075	5%	82,628	4%	15,447	19%	95,566	4%
Money market	642,594	31%	594,108	30%	48,486	8%	641,770	30%
Time deposits	507,706	24%	570,049	29%	(62,343)	-11%	553,688	26%
Total	$2,088,937	100%	$1,981,835	100%	$107,102	5%	$2,147,155	100%

Average rate on total deposits	0.83%		1.31%		(0.48)		0.99%

The number of core transaction deposit accounts, which are often the foundation from which to build broader client relationships and future revenue opportunities, continued to expand at a consistent pace during the first quarter of 2010.

Table 5

NUMBER OF DEPOSIT ACCOUNTS
(In thousands)	March 31,	March 31,	12 month		Dec 31.	Q1	Annualized
	2010	2009	Change	%	2009	Change	%
Demand deposits	49,230	45,558	3,672	8%	48,160	1,070	9%
Interest bearing demand	50,465	46,484	3,981	9%	49,311	1,154	9%
Savings	27,773	24,492	3,281	13%	26,762	1,011	15%
Money market	14,629	15,714	(1,085)	-7%	14,832	(203)	-5%
Time deposits	13,850	14,128	(278)	-2%	14,199	(349)	-10%
Total	155,947	146,376	9,571	7%	153,264	2,683	7%

WEST COAST BANCORP REPORTS FIRST QUARTER 2010 RESULTS
April 26, 2010

Operating Results Improved in First Quarter 2010

As shown in table 6 below, the first quarter 2010 pretax loss decreased $32.3 million to $1.7 million from $34.0 million in the same quarter of 2009. This was mainly due to the $15.5 million decline in the provision for credit losses and the first quarter 2009 $13.1 million goodwill impairment charge. Compared to first quarter 2009, the Company’s tax benefit declined $9.6 million and the net loss contracted $22.7 million.

Table 6

SUMMARY INCOME STATEMENT
(Dollars in thousands)	Q1 2010	Q1 2009	Change	Q4 2009	Change

Net interest income	$20,633	$20,130	$503	$19,238	$1,395
Provision for credit losses	7,634	23,131	15,497	35,233	27,599
Noninterest income	6,408	4,348	2,060	(6,148)	12,556
Noninterest expense	21,095	35,374	14,279	24,181	3,086
Loss before income taxes	(1,688)	(34,027)	32,339	(46,324)	44,636
Provision (benefit) for income taxes	(800)	(10,428)	(9,628)	2,543	3,343
Net loss	$(888)	$(23,599)	$22,711	$(48,867)	$47,979

The first quarter 2010 net interest margin compressed 29 basis points from first quarter 2009 to 3.38% but increased 33 basis points from 3.05% in the final quarter of 2009. The year-over-year first quarter decline in the net interest margin was principally caused by the considerable shift in the earning asset mix from higher yielding loan balances to interest bearing deposits in other banks and investment securities balances which collectively earned 310 basis points less than the loan portfolio during the most recent quarter. Other factors contributing to the decrease in net interest margin were the lengthening of the Company’s FHLB borrowings in the second quarter of 2009 and the diminished benefit from non-interest bearing demand deposit balances in the current low interest rate environment. Reflecting a positive operational trend, the year-over-year first quarter 2010 spread between yield earned on loans and rate paid on deposits increased a solid 89 basis points. Despite the net interest margin contraction, first quarter 2010 net interest income of $20.6 million grew $.5 million from the same quarter in 2009 due to a higher average earning asset balance and lower nonaccrual loan balances in the most recent quarter.

The rebound in the net interest margin from the fourth quarter 2009 was principally due to a 22 basis points rate decline on interest bearing deposits coupled with a 22 basis points increase in loan yield.

WEST COAST BANCORP REPORTS FIRST QUARTER 2010 RESULTS
April 26, 2010

Table 7

NET INTEREST SPREAD AND MARGIN
(Annualized, tax-equivalent basis)	Q1	Q1		Q4
	2010	2009	Change	2009	Change
Yield on average interest-earning assets	4.44%	5.19%	(0.75)	4.25%	0.19
Rate on average interest-bearing liabilities	1.41%	1.91%	(0.50)	1.59%	(0.18)
Net interest spread	3.03%	3.28%	(0.25)	2.66%	0.37
Net interest margin	3.38%	3.67%	(0.29)	3.05%	0.33

As shown in table 8 below, first quarter 2010 total non-interest income was $6.4 million, an increase of $2.1 million from the same quarter last year. The increase was primarily due to a $2.7 million decline in OREO valuation adjustments and losses associated with OREO dispositions. Excluding OREO valuation adjustments and losses on OREO dispositions and a non-recurring $1.2 million received on settlement of an insurance claim in first quarter 2009, the Company’s non-interest income increased $.5 million.

The year-over-year first quarter $.2 million decline in both deposit service charges and gains on sales of loans was offset by total payment system revenues increasing $.4 million or 19% over the same period. Payment system revenues benefited from an increase in number of deposit transaction accounts and associated card products as well as from higher transaction volumes. The lower gains on sales of loans from first quarter 2009 were caused by a decline in originations and sales of residential mortgage loans. The Company recorded minimal gains on sales of Small Business Administration loans during the most recent quarter. The Company recognized gains on sales of securities of $.5 million during the first quarter 2010  up from $.2 million in the first quarter a year ago.

Table 8
NONINTEREST INCOME
(Dollars in thousands)	Q1	Q1		Q4
	2010	2009	Change	2009	Change
Noninterest income
Service charges on deposit accounts	$3,596	$3,805	$(209)	$3,789	$(193)
Payment systems related revenue	2,536	2,137	399	2,402	134
Trust and investment services revenues	979	919	60	1,071	(92)
Gains on sales of loans	141	343	(202)	173	(32)
Other	757	1,942	(1,185)	885	(128)
Other-than-temporary impairment losses	-	(192)	192	-	-
Gain on sales of securities	457	198	259	-	457
Total	8,466	9,152	(686)	8,320	146

OREO gains (losses) on sale	301	(43)	344	(862)	1,163
OREO valuation adjustments	(2,359)	(4,761)	2,402	(6,940)	4,581
OREO loss on bulk sale	-	-	-	(6,666)	6,666
Total	(2,058)	(4,804)	2,746	(14,468)	12,410

Total noninterest income	$6,408	$4,348	$2,060	$(6,148)	$12,556

WEST COAST BANCORP REPORTS FIRST QUARTER 2010 RESULTS
April 26, 2010

As presented in table 9 below, first quarter 2010 total non-interest expense of $21.1 million decreased $14.3 million from the same quarter in 2009. Excluding the impact from the $13.1 million goodwill impairment charge in the first quarter last year, total non-interest expense declined $1.2 million or 5% as a result of lower salary, equipment, occupancy and other non-interest expenses.

Table 9
NONINTEREST EXPENSE
(Dollars in thousands)	Q1	Q1		Q4
	2010	2009	Change	2009	Change
Noninterest expense
Salaries and employee benefits	$11,175	$11,195	$(20)	$11,393	$(218)
Equipment	1,576	1,892	(316)	2,620	(1,044)
Occupancy	2,184	2,366	(182)	2,677	(493)
Payment systems related expense	1,004	919	85	1,076	(72)
Professional fees	861	927	(66)	953	(92)
Postage, printing and office supplies	804	795	9	781	23
Marketing	687	630	57	832	(145)
Communications	382	393	(11)	375	7
Goodwill impairment	-	13,059	(13,059)	-	-
Other noninterest expense	2,422	3,198	(776)	3,474	(1,052)
Total	21,095	35,374	(14,279)	24,181	(3,086)

Income Taxes and Deferred Tax Asset Valuation Allowance

The Company maintained a valuation allowance of $21.8 million against the deferred tax asset balance of $24.8 million as of March 31, 2010, for a net deferred tax asset of $3.0 million, which represented a $.8 million increase from the year end 2009 deferred tax asset balance of $2.2 million.  The change in the net deferred tax asset was recognized as an income tax benefit and was due to an increase in gross unrealized gain in the Company’s investment portfolio during the quarter. Looking forward, management will continue to review the deferred tax asset valuation allowance on a quarterly basis. Any future reversals of the deferred tax asset valuation allowance would decrease the Company’s income tax expense and increase its after tax net income in the periods of reversals. The Company’s future deferred tax asset valuation allowance will be impacted by the effect of changes in market interest rates on the gross unrealized gain on the Company’s investment portfolio.

Table 10
PROVISION (BENEFIT) FOR INCOME TAXES
(Dollars in thousands)	Q1	Q1		Q4
	2010	2009	Change	2009	Change

Benefit for income taxes excluding valuation allowance	$-	$(10,428)	$(10,428)	$(18,456)	$(18,456)
Provision (benefit) for taxes from deferred tax asset valuation allowance	(800)	-	800	20,999	21,799
Total provision (benefit) for income taxes	$(800)	$(10,428)	$(9,628)	$2,543	$3,343

WEST COAST BANCORP REPORTS FIRST QUARTER 2010 RESULTS
April 26, 2010

Credit Quality

The Company recorded a first quarter 2010 provision for credit losses of $7.6 million, a decline from $23.1 million in the same quarter of 2009. The latest quarter marked both a reduction in loan net charge-offs and a slowing in the unfavorable loan risk rating migration when compared to first quarter a year ago. The Company’s future provisioning will be heavily dependent on the local real estate market, the level of interest rates, and general economic conditions nationally and in the areas in which we do business.

Total loan net charge-offs were $5.8 million in the most recent quarter, a decrease from $14.6 million in first quarter 2009, and at the lowest level since fourth quarter 2007. The reduction in net charge-offs from the same period in 2009 was primarily attributable to a $7.4 million decline in real estate construction loan net charge-offs.

Table 11
ALLOWANCE FOR CREDIT LOSSES AND NET CHARGEOFFS
(Dollars in thousands)	Q1	Q4	Q3	Q2	Q1
	2010	2009	2009	2009	2009
Allowance for credit losses, beginning of period	$39,418	$40,036	$38,569	$38,463	$29,934
Provision for credit losses loans other than two-step loans	7,539	35,149	19,575	9,004	20,028
Provision for credit losses two-step loans	95	84	725	2,389	3,103
Total provision for credit losses	7,634	35,233	20,300	11,393	23,131
Loan net charge-offs:
Commercial	839	13,271	5,744	1,333	1,058
Commercial real estate construction	487	-	324	-	-
Residential real estate construction	734	10,538	8,536	7,266	8,625
Total real estate construction	1,221	10,538	8,860	7,266	8,625
Mortgage	909	4,734	3,018	1,244	1,015
Nonstandard mortgage	1,497	692	725	320	1,929
Home equity	914	1,346	203	529	1,281
Total real estate mortgage	3,320	6,772	3,946	2,093	4,225
Commercial real estate	95	4,733	(79)	172	406
Installment and consumer	137	285	128	251	110
Overdraft	141	252	234	172	178
Total loan net charge-offs	5,753	35,851	18,833	11,287	14,602

Total allowance for credit losses	$41,299	$39,418	$40,036	$38,569	$38,463
Components of allowance for credit losses:
Allowance for loan losses	$40,446	$38,490	$39,075	$37,700	$37,532
Reserve for unfunded commitments	853	928	961	869	931
Total allowance for credit losses	$41,299	$39,418	$40,036	$38,569	$38,463

Net loan charge-offs to average loans (annualized)	1.37%	7.94%	4.01%	2.30%	2.92%
Allowance for loan losses to total loans	2.43%	2.23%	2.14%	1.97%	1.88%
Allowance for credit losses to total loans	2.48%	2.29%	2.20%	2.01%	1.92%
Allowance for loan losses to nonperforming loans	47%	39%	30%	30%	29%
Allowance for credit losses to nonperforming loans	48%	40%	30%	30%	30%

WEST COAST BANCORP REPORTS FIRST QUARTER 2010 RESULTS
April 26, 2010

The March 31, 2010 allowance for credit losses of $41.3 million or 2.48% of total outstanding loan balances increased from $38.5 million or 1.92%, respectively, a year ago. The combination of higher general valuation allowances in the March 31, 2010 allowance model and an unfavorable loan risk rating migration over the past twelve months increased the level of the allowance for credit losses relative to total loan balances from March 31, 2009. The unallocated portion of the allowance for loan losses amounted to $5.8 million and 14.1% of the total allowance for credit losses at March 31, 2010, relatively unchanged from twelve months earlier. The Company’s estimate of appropriate reserve amounts will continue to be primarily dependent on the loan portfolio’s credit quality performance trends, including net charge-offs, which will be heavily dependent on local economic conditions.

Total non-performing assets of $130.7 million or 4.9% of total assets as of March 31, 2010 have declined for four consecutive quarters and were down 39% or $84.8 million from their peak at $215.5 million and 8.6% at March 31, 2009. The balance of total nonperforming assets at quarter end reflected write-downs totaling over $77 million or 38% from the original principal loan balance compared to write-downs of 24% twelve months ago. Total nonperforming assets fell $22.2 million or 14% during the most recent quarter. The disposition of $21.8 million in nonaccrual loans and OREO properties, $5.8 million in loan net charge-offs, $3.6 million in nonaccrual loan payoffs, and $2.4 million in OREO valuation adjustments during the quarter more than offset the $12.8 million inflow of new nonaccrual loans. Two-step nonperforming assets were $20.1 million at March 31, 2010, down from $97.0 million twelve months earlier.

At March 31, 2010, total delinquent loans 30-89 days past due was $5.6 million or .33% of total loans, a reduction from $9.6 million and .48% a year ago. For further details see table 18.

WEST COAST BANCORP REPORTS FIRST QUARTER 2010 RESULTS
April 26, 2010

Table 12
NONPERFORMING ASSETS
(Dollars in thousands)	March 31,	Dec. 31.	Sept. 30,	June 30,	March 31,
	2010	2009	2009	2009	2009
Loans on nonaccrual status:
Commercial	$24,856	$36,211	$49,871	$34,396	$29,014
Real estate construction:
Commercial real estate construction	3,939	1,488	2,449	2,922	2,923
Residential real estate construction	19,776	22,373	42,277	56,507	70,942
Total real estate construction	23,715	23,861	44,726	59,429	73,865
Real estate mortgage:
Mortgage	9,829	11,563	12,498	14,179	9,467
Nonstandard mortgage	9,327	8,752	10,810	10,486	10,972
Home equity	2,248	2,036	1,599	1,259	961
Total real estate mortgage	21,404	22,351	24,907	25,924	21,400
Commercial real estate	15,322	16,778	12,463	6,905	3,980
Installment and consumer	172	144	39	69	22
Total nonaccrual loans	85,469	99,345	132,006	126,723	128,281
90 days past due not on nonaccrual	-	-	-	-	-
Total non-performing loans	85,469	99,345	132,006	126,723	128,281

Other real estate owned	45,238	53,594	76,570	83,830	87,189
Total non-performing assets	$130,707	$152,939	$208,576	$210,553	$215,470

Non-performing loans to total loans	5.13%	5.76%	7.25%	6.61%	6.42%
Non-performing assets to total assets	4.91%	5.60%	7.86%	8.06%	8.63%

WEST COAST BANCORP REPORTS FIRST QUARTER 2010 RESULTS
April 26, 2010

Over the past year total nonaccrual loans declined $42.8 million or 33% to $84.5 million at March 31, 2010. The reduction was largely due to the Company taking ownership of additional residential site development and construction properties related to loans which previously were on nonaccrual status, nonaccrual loan payoffs, the disposition of two nonaccrual commercial loans totaling $10.8 million in the most recent quarter, and a slowing inflow of new nonaccrual loan balances. At March 31, 2010, the total nonaccrual loan portfolio had been written down 29% from the original principal balance compared to 19% as of March 31, 2009.

As indicated in table 13 below, the Company’s OREO property disposition activities continued at a solid pace during first quarter despite the seasonal slow-down in our local real estate markets during this period. The Company disposed of 91 OREO properties with a book value of $11.0 million in the quarter. At March 31, 2010, the OREO portfolio consisted of 596 properties valued at $45.2 million. The OREO balance reflected write-downs totaling 50% from the original loan principal compared to 24% at the end of first quarter 2009. The majority of the OREO properties and balances at March 31, 2010 were residential site development projects and completed homes. The site development projects are primarily located in Seattle, Maple Valley, Vancouver, Washougal, and Puyallup in the state of Washington and in Beaverton and Salem, Oregon.

Table 13
OTHER REAL ESTATE OWNED ACTIVITY
(Dollars in thousands)	Q1 2010		Q4 2009		Q3 2009		Q2 2009		Q1 2009
	Amount	#	Amount	#	Amount	#	Amount	#	Amount	#
Beginning balance	$53,594	672	$76,570	301	$83,830	335	$87,189	349	$70,110	288
Additions to OREO	5,003	15	26,293	536	12,064	36	14,819	48	25,931	79
Dispositions of OREO	(11,000)	(91)	(42,329)	(165)	(15,527)	(70)	(15,114)	(62)	(4,091)	(18)
OREO valuation adjustments	(2,359)	-	(6,940)	-	(3,797)	-	(3,064)	-	(4,761)	-
Ending balance	45,238	596	$53,594	672	$76,570	301	$83,830	335	$87,189	349

Table 14
OTHER REAL ESTATE OWNED BY PROPERTY TYPE
(Dollars in thousands)	Mar. 31,	# of	Dec. 31,	# of
	2010	properties	2009	properties
Homes	$21,040	91	$29,435	118
Residential site developments	13,488	400	14,851	453
Lots	5,114	71	5,235	71
Land	2,682	7	1,607	7
Income producing properties	1,094	4	1,255	4
Condominiums	1,111	12	982	12
Multifamily	709	11	229	7
Total	$45,238	596	$53,594	672

Future financial results will be impacted by the Company's ability to dispose of its OREO properties at prices that are in line with current valuation expectations.

WEST COAST BANCORP REPORTS FIRST QUARTER 2010 RESULTS
April 26, 2010

Other:

The Company will hold a Webcast conference call Monday, April 26, 2010, at 11:00 a.m. Pacific Time, during which the Company will discuss first quarter 2010 results and key activities. To access the conference call via a live Webcast, go to www.wcb.com and click on Investor Relations and the “1st Quarter 2010 Earnings Conference Call” tab. The conference call may also be accessed by dialing (877) 247-4281 Conference ID#: 62527840 a few minutes prior to 11:00 a.m. Pacific Time. The call will be available for replay by accessing the Company’s website at www.wcb.com and following the same instructions.

West Coast Bancorp is a Northwest bank holding company with $2.7 billion in assets and 65 offices in Oregon and Washington.  The Company combines the sophisticated products and expertise of larger banks with the local decision making, market knowledge and customer service of a community bank.  For more information, visit the Company’s web site at www.wcb.com.

Forward Looking Statements:

Statements in this release regarding future events, performance or results are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA") and are made pursuant to the safe harbors of the PSLRA.  These statements can often be identified by words such as "expects," "believes," or "will," or other words of similar meaning  Actual results could be quite different from those expressed or implied by the forward-looking statements, which give our current expectations about the future and are not guarantees.  Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date.

A number of factors could cause results to differ significantly from our expectations, including, among others, the effects of (i) market conditions in our service areas on our efforts to continue to reduce our levels of nonperforming assets and increase loan originations, (ii) the possible expiration of the U.S. government transaction account guaranty program on our deposit balances, as well as (iii) all risk factors identified in our Annual Report on Form 10-K for the year ended December 31, 2009, including under the headings "Forward Looking Statement Disclosure" and in the section "Risk Factors."

WEST COAST BANCORP REPORTS FIRST QUARTER 2010 RESULTS
April 26, 2010

Table 15
INCOME STATEMENT
(Dollars in thousands)	Q1	Q1	Q4	Full year	Full year
	2010	2009	2009	2009	2008
Net interest income
Interest and fees on loans	$22,843	$26,117	$23,457	$100,356	$129,517
Interest on investment securities	4,207	2,478	3,309	11,422	10,951
Other interest income	148	13	182	372	378
Total interest income	27,198	28,608	26,948	112,150	140,846
Interest expense on deposit accounts	4,293	6,485	5,382	24,442	37,549
Interest on borrowings and subordinated debentures	2,272	1,993	2,328	8,981	11,147
Total interest expense	6,565	8,478	7,710	33,423	48,696
Net interest income	20,633	20,130	19,238	78,727	92,150

Provision for credit losses	7,634	23,131	35,233	90,057	40,367

Noninterest income
Service charges on deposit accounts	3,596	3,805	3,789	15,765	15,547
Payment systems related revenue	2,536	2,137	2,402	9,399	9,033
Trust and investment services revenues	979	919	1,071	4,101	5,413
Gains on sales of loans	141	343	173	1,738	2,328
OREO valuation adjustments and losses on sale	(2,058)	(4,804)	(14,468)	(26,953)	(5,386)
Other	757	1,942	885	4,438	3,252
Other-than-temporary impairment losses	-	(192)	-	(192)	(6,338)
Gain on sales of securities	457	198	-	833	780
Total noninterest income	6,408	4,348	(6,148)	9,129	24,629
Noninterest expense
Salaries and employee benefits	11,175	11,195	11,393	44,608	47,500
Equipment	1,576	1,892	2,620	8,120	7,117
Occupancy	2,184	2,366	2,677	9,585	9,440
Payment systems related expense	1,004	919	1,076	4,036	3,622
Professional fees	861	927	953	4,342	4,317
Postage, printing and office supplies	804	795	781	3,201	3,834
Marketing	687	630	832	2,990	3,583
Communications	382	393	375	1,574	1,722
Goodwill impairment	-	13,059	-	13,059
Other noninterest expense	2,422	3,198	3,474	16,773	9,188
Total noninterest expense	21,095	35,374	24,181	108,288	90,323
Loss before income taxes	(1,688)	(34,027)	(46,324)	(110,489)	(13,911)
Provision (benefit) for income taxes	(800)	(10,428)	2,543	(19,276)	(7,598)
Net loss	$(888)	$(23,599)	$(48,867)	$(91,213)	$(6,313)

Loss per share:
Basic	$(0.01)	$(1.51)	$(3.13)	$(5.83)	$(0.41)
Diluted	$(0.01)	$(1.51)	$(3.13)	$(5.83)	$(0.41)

Weighted average common shares	67,125	15,485	15,510	15,510	15,472
Weighted average diluted shares	67,125	15,485	15,510	15,510	15,472

Tax equivalent net interest income	$20,954	$20,545	$19,592	$80,222	$93,901

WEST COAST BANCORP REPORTS FIRST QUARTER 2010 RESULTS
April 26, 2010

Table 16
BALANCE SHEETS
(Dollars in thousands)	Mar. 31.	Mar. 31.	Dec. 31.	Dec. 31.
	2010	2009	2009	2008
Assets:
Cash and due from banks	$47,002	$46,720	$47,708	$58,046
Federal funds sold	3,859	775	20,559	6,682
Interest-bearing deposits in other banks	238,680	25,131	234,830	50
Total cash and cash equivalents	289,541	72,626	303,097	64,778
Investment securities	571,600	233,668	562,277	198,515
Total loans	1,666,933	1,998,451	1,724,842	2,064,796
Allowance for loan losses	(40,446)	(37,532)	(38,490)	(28,920)
Loans, net	1,626,487	1,960,919	1,686,352	2,035,876
OREO, net	45,238	87,189	53,594	70,110
Goodwill and other intangibles	557	895	637	14,054
Other assets	128,286	140,930	127,590	132,807
Total assets	$2,661,709	$2,496,227	$2,733,547	$2,516,140

Liabilities and Stockholders' Equity:
Demand	$517,628	$489,274	$542,215	$478,292
Savings and interest-bearing demand	415,212	351,153	422,838	346,206
Money market	636,786	595,954	657,306	615,588
Time deposits	495,797	615,716	524,525	584,293
Total deposits	2,065,423	2,052,097	2,146,884	2,024,379
Borrowings and subordinated debentures	314,299	252,059	314,299	274,059
Reserve for unfunded commitments	853	931	928	1,014
Other liabilities	20,637	16,581	22,378	18,501
Total liabilities	2,401,212	2,321,668	2,484,489	2,317,953
Stockholders' equity	260,497	174,559	249,058	198,187
Total liabilities and stockholders' equity	$2,661,709	$2,496,227	$2,733,547	$2,516,140

AVERAGE BALANCE SHEETS
(Dollars in thousands)	QTD Mar 31.	QTD Mar 31.	QTD Dec 31.	Full year	Full year
	2010	2009	2009	2009	2008
Cash and due from banks	$46,480	$43,728	$48,970	$47,433	$55,897
Federal funds sold	227,278	13,240	274,031	136,944	2,333
Interest-bearing deposits in other banks	12,912	3,916	11,257	6,673	16,867
Total cash and cash equivalents	286,670	60,884	334,258	191,050	75,097
Investment securities	557,378	200,875	460,394	337,541	229,478
Total loans	1,702,763	2,035,036	1,791,572	1,914,975	2,146,869
Allowance for loan losses	(39,957)	(30,206)	(41,356)	(37,363)	(38,328)
Loans, net	1,662,806	2,004,830	1,750,216	1,877,612	2,108,541
Total interest earning assets	2,513,313	2,267,580	2,550,659	2,410,755	2,409,896
Other assets	170,521	218,168	199,501	209,073	156,503
Total assets	2,677,375	2,484,758	2,744,369	2,615,276	2,569,619

Demand	$519,492	$469,667	$539,547	$499,283	$470,601
Savings and interest-bearing demand	419,145	348,011	412,150	387,905	350,769
Money market	642,594	594,108	641,770	617,881	658,360
Time deposits	507,706	570,049	553,688	587,299	566,195
Total deposits	2,088,937	1,981,835	2,147,155	2,092,368	2,045,925
Borrowings and subordinated debentures	314,299	289,406	314,299	304,085	300,759
Total interest bearing liabilities	1,883,744	1,801,574	1,921,907	1,897,170	1,876,083
Other liabilities	19,762	16,362	22,812	19,044	16,409
Stockholders' equity	254,377	197,155	260,103	199,779	206,526
Total liabilities and stockholders' equity	$2,677,375	$2,484,758	$2,744,369	$2,615,276	$2,569,619

WEST COAST BANCORP REPORTS FIRST QUARTER 2010 RESULTS
April 26, 2010

The following table presents information with respect to the Company’s allowance for credit losses.

Table 17
ALLOWANCE FOR CREDIT LOSSES
(Dollars in thousands)	Full year	Full year
	Dec 31.	Dec 31.
	2009	2008
Allowance for credit losses, beginning of period	$29,934	$54,903
Provision for credit losses loans other than two-step loans	83,756	30,867
Provision for credit losses two-step loans	6,301	9,500
Total provision for credit losses	90,057	40,367
Loan charge-offs:
Commercial	22,411	6,464
Commercial real estate construction	325	1,422
Residential real estate construction	28,287	10,105
Two-step residential construction	6,963	42,483
Total real estate construction	35,575	54,010
Mortgage	10,022	1,811
Nonstandard mortgage	3,666	3,036
Home equity	3,394	249
Total real estate mortgage	17,082	5,096
Commercial real estate	5,383	826
Installment and consumer	840	531
Overdraft	1,054	1,328
Total loan charge-offs	82,345	68,255
Loan recoveries:
Commercial	1,005	203
Commercial real estate construction	-	-
Residential real estate construction	44	-
Two-step residential construction	241	2,339
Total real estate construction	285	2,339
Mortgage	11	-
Nonstandard mortgage	1	38
Home equity	35	32
Total real estate mortgage	47	70
Commercial real estate	151	-
Installment and consumer	65	78
Overdraft	219	229
Total loan recoveries	1,772	2,919
Net charge-offs	80,573	65,336

Total allowance for credit losses	$39,418	$29,934
Components of allowance for credit losses:
Allowance for loan losses	$38,490	$28,920
Reserve for unfunded commitments	928	1,014
Total allowance for credit losses	$39,418	$29,934

Net loan charge-offs to average loans	4.21%	3.04%

WEST COAST BANCORP REPORTS FIRST QUARTER 2010 RESULTS
April 26, 2010

The following table presents information about the Company’s total delinquent loans.

Table 18
DELINQUENT LOANS 30-89 DAYS PAST DUE AS A % OF LOAN CATEGORY
(Dollars in thousands)	March 31,	March 31,	Dec. 31,
	2010	2009	2009
Commercial loans	0.10%	0.20%	0.31%
Real estate construction loans	0.72%	1.51%	0.61%
Real estate mortgage loans	0.53%	0.78%	0.71%
Commercial real estate loans	0.30%	0.19%	0.46%
Installment and other consumer loans	0.69%	0.96%	0.32%

Total delinquent loans 30-89 days past due	$5,566	$9,605	$8,427
Delinquent loans to total loans	0.33%	0.48%	0.49%

WEST COAST BANCORP REPORTS FIRST QUARTER 2010 RESULTS
April 26, 2010

The following table presents information about the Company’s activity in other real estate owned.

Table 19
OTHER REAL ESTATE OWNED ACTIVITY
(Dollars in thousands)
	Two-step related OREO activity		Non two-step related OREO activity		Total OREO related activity
	Amount	Number	Amount	Number	Amount	Number
Quarterly 2009
Beginning balance January 1, 2009	60,022	251	10,088	37	70,110	288
Additions to OREO	20,635	62	4,614	17	25,249	79
Capitalized improvements	668		14		682
Valuation adjustments	(4,110)		(651)		(4,761)
Disposition of OREO properties	(3,896)	(17)	(195)	(1)	(4,091)	(18)
Ending balance March 31, 2009	$73,319	296	$13,870	53	$87,189	349

Additions to OREO	9,822	33	3,841	15	13,663	48
Capitalized improvements	1,080		76		1,156
Valuation adjustments	(2,320)		(744)		(3,064)
Disposition of OREO properties	(12,269)	(51)	(2,845)	(11)	(15,114)	(62)
Ending balance June 30, 2009	$69,632	278	$14,198	57	$83,830	335

Additions to OREO	2,130	9	8,979	27	11,109	36
Capitalized improvements	869		86		955
Valuation adjustments	(3,347)		(450)		(3,797)
Disposition of OREO properties	(12,728)	(54)	(2,799)	(16)	(15,527)	(70)
Ending balance Sept. 30, 2009	$56,556	233	$20,014	68	$76,570	301

Additions to OREO	2,137	10	22,016	526	24,153	536
Capitalized improvements	2,033		107		2,140
Valuation adjustments	(4,927)		(2,013)		(6,940)
Disposition of OREO properties	(30,137)	(121)	(12,192)	(44)	(42,329)	(165)
Ending balance Dec. 31, 2009	$25,662	122	$27,932	550	$53,594	672

Full year 2009:
Beginning balance January 1, 2009	$60,022	251	$10,088	37	$70,110	288
Additions to OREO	34,724	114	39,450	585	74,174	699
Capitalized improvements	4,650		283		4,933
Valuation adjustments	(14,704)		(3,858)		(18,562)
Disposition of OREO properties	(59,030)	(243)	(18,031)	(72)	(77,061)	(315)
Ending balance Dec. 31, 2009	$25,662	122	$27,932	550	$53,594	672

First Quarter 2010
Additions to OREO	288	2	3,559	13	3,847	15
Capitalized improvements	987		169		1,156
Valuation adjustments	(1,846)		(513)		(2,359)
Disposition of OREO properties	(6,937)	(27)	(4,063)	(64)	(11,000)	(91)
Ending balance March 31, 2010	$18,154	97	$27,084	499	$45,238	596

WEST COAST BANCORP REPORTS FIRST QUARTER 2010 RESULTS
April 26, 2010

The following table presents information regarding common shares outstanding at March 31, 2010 on an actual and diluted basis.

Table 20
COMMON SHARE AND DILUTIVE SHARE INFORMATION
(Shares in thousands)

	Number
	of shares
Common shares outstanding at March 31, 2010	92,077	[1]

Common shares issuable on conversion of series B preferred stock [2]	6,066
Dilutive impact of warrants [3]	2,745	[4]
Dilutive impact of stock options and restricted stock	140	[4]
Total dilutive shares	101,028

[1]
Includes 71.4 million shares issued on the conversion of Series A preferred stock and 5.0 million shares related to the rights offering.  Assumes all shares were outstanding at January 1, 2010 for the entire period.

[2]	121,328 shares of series B preferred stock outstanding at March 31, 2010.
[3]	Warrants to purchase 240,000 shares at a price of $100 per series B preferred share outstanding at March 31, 2010.
[4]
The estimated dilutive impact of warrants, options, and restricted stock are shown. These figures are calculated under the treasury method utilizing an average stock price of $2.59 for the period and do not reflect the number of common shares that would be issued if securities were exercised in full.